    As filed with the Securities and Exchange Commission on November 4, 1998
                                                    Registration No. ___-_______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                                 THE 3DO COMPANY
             (Exact name of registrant as specified in its charter)

        Delaware                                         94-3177293
------------------------                    ------------------------------------
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                               600 Galveston Drive
                         Redwood City, California 94063
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                        1994 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)


                                 James Alan Cook
                  Executive Vice President and General Counsel
                                 The 3DO Company
                               600 Galveston Drive
                         Redwood City, California 94063
                                 (650) 261-3000
            (Name, address and telephone number of agent for service)


                                    Copy to:
                                  Neil J. Wolff
                     Wilson Sonsini Goodrich & Rosati, P.C.
                               650 Page Mill Road
                        Palo Alto, California 94304-1050
                                 (650) 493-9300

================================================================================

                         CALCULATION OF REGISTRATION FEE

                                                             Proposed                Proposed
              Title of                                        Maximum                Maximum                  Amount
             Securities                  Amount              Offering               Aggregate                   of
               to be                      to be              Price Per               Offering              Registration
             Registered                Registered            Share(1)                Price(1)                   Fee
----------------------------------------------------------------------------------------------------------------------------
Common Stock.....................      1,500,000 shares      $3.10935             $4,664,025.00              $1,296.60

(1) Estimated pursuant to Rule 457 solely for the purpose of calculating the registration fee. Based on the average of the high and low prices of the Common Stock on October 30, 1998 as reported on The Nasdaq Stock Market.


                      STATEMENT UNDER GENERAL INSTRUCTION E

     The contents of the Registrant's Form S-8 Registration Statements (File No. 33-84250) are incorporated by reference into this Registration Statement.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, California on this November 3, 1998.

                                       THE 3DO COMPANY

                                       By: /S/ JOHN ADAMS
                                           -------------------------------------
                                           John Adams, Chief Financial Officer
                                           (Principal Financial Officer
                                           and Principal Accounting Officer)
                                           (Duly Authorized Officer)

                                POWER OF ATTORNEY


     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, William M. Hawkins, III, and James Alan Cook, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto and documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do so or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURE                                    TITLE                           DATE
-----------------------------------------  ----------------------------------------  -------------------
/S/ WILLIAM M. HAWKINS, III                Chairman of the Board of Directors         November 3, 1998
-----------------------------------------  and Chief Executive Officer
(William M. Hawkins, III)                  (Principal Executive Officer)

/S/ JOHN ADAMS                             Chief Financial Officer                    November 3, 1998
-----------------------------------------  (Principal Financial Officer
(John Adams)                               and Principal Accounting Officer)

/S/ H. WILLIAM JESSE, JR.                  Director                                   November 3, 1998
-----------------------------------------
(H. William Jesse, Jr.)

/S/ HUGH C. MARTIN                         Director                                   November 3, 1998
-----------------------------------------
(Hugh C. Martin)

/S/ WILLIAM A. HALL                        Director                                   November 3, 1998
-----------------------------------------
(William A. Hall)

                                  EXHIBIT INDEX

                                                                                       SEQUENTIALLY
   EXHIBIT                                                                               NUMBERED
   NUMBER                                              EXHIBIT                             PAGE
------------  ----------------------------------------------------------------------  ---------------
    5.1       Opinion of Counsel as to the Validity of the Shares

   23.1       Consent of Counsel

   23.2       Consent of KPMG Peat Marwick LLP (included in Exhibit 5.1 above)

   24.1       Power of Attorney (included under the heading "Signatures" above)